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                                                                  EXHIBIT 4(h)

                           REGENT COMMUNICATIONS, INC.

                           FIRST AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT


     THIS FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement"), is made and entered into as of December 8, 1997 by and among REGENT COMMUNICATIONS, INC., a Delaware corporation (the "Company"), TERRY S. JACOBS ("Jacobs"), WILLIAM J. STAKELIN ("Stakelin"), RIVER CITIES CAPITAL FUND LIMITED PARTNERSHIP, a Delaware limited partnership ("River Cities"), BMO FINANCIAL, INC., a Delaware corporation ("BMO"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL").


                              W I T N E S S E T H:

     THAT, WHEREAS, Jacobs, Stakelin and River Cities, the holders of all of the Company's issued and outstanding capital stock, are parties to a Stockholders' Agreement among them, dated as of May 20, 1997; and

     WHEREAS, GE Capital and BMO have agreed to purchase 1,000,000 shares of the Company's Series B Preferred Stock and Series D Preferred Stock (as defined below), respectively, pursuant to Stock Purchase Agreements dated December 8, 1997 (the "Stock Purchase Agreement"); and

     WHEREAS, Jacobs has agreed to purchase 60,000 additional shares of the Company's Series A Preferred Stock and Stakelin has agreed to purchase 20,000 shares of the Company's Series A Preferred Stock; and

     WHEREAS, the Company and the Stockholders deem it desirable to enter into this Agreement in order to establish certain agreements among themselves granting certain rights and imposing certain restrictions on themselves, the Company and the shares of capital stock in the Company held by the Stockholders (collectively, the "Shares").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. As used in this Agreement:

     "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power




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to vote 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or other ownership interest, by contract or otherwise.

     "Common Shares" means shares of the Company's Common Stock that have not been sold pursuant to a registration statement effective with the Securities and Exchange Commission including any that have been issued upon conversion of the Series A, B, C or D Preferred Stock. For the purposes of this Agreement, a Stockholder will be deemed to own, in addition to any Common Shares such Stockholder actually owns, any Common Shares which would then be directly or indirectly issuable upon the conversion or exercise of any other securities owned by such Stockholder and such other securities shall be deemed to represent such Common Shares.

     "Common Stock" means the common stock of the Company, $.01 par value.

     "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on: (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; and
(e) renewals, extensions and refundings of any such indebtedness.

     "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Qualified Public Offering" means an underwritten initial public offering of Common Stock of the Company of not less than $10,000,000 in gross proceeds.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Series A Preferred Stock" means the Company's 7% Series A Convertible Preferred Stock, $.01 par value, together with all shares of the Company's common stock issued upon conversion of such shares.





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     "Series B Preferred Stock" means the Company's 7% Series B Convertible
Preferred Stock, $.01 par value, together with all shares of the Company's common stock issued upon conversion of such shares.

     "Series C Preferred Stock" means the Company's 7% Series C Convertible Preferred Stock, $.01 par value, together with all shares of the Company's common stock issued upon conversion of such shares.

     "Series D Preferred Stock" means the Company's 7% Series D Convertible Preferred Stock, $.01 par value, together with all shares of the Company's common stock issued upon conversion of such shares.

     "Stockholder" means any holder (or deemed holder) of Common Shares or Series A Preferred Stock, Series B Preferred Stock, or Series D Preferred Stock who is a party to this Agreement or is a successor and assign or subsequent holder contemplated by Section 12 below.

     "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

     2. Disposition of Shares. No Stockholder shall transfer, sell, convey, exchange, pledge or otherwise dispose of ("Transfer") any share of the capital stock of the Company except in compliance with Section 3 of this Agreement. Notwithstanding the foregoing, Section 3 of this Agreement shall not apply to any of the following transfers (each an "Exempt Transfer"): (i) Transfers by a Stockholder to its Affiliate, (ii) Transfers to any partner of a Stockholder that is a venture capital partnership (such as River Cities) in the event of a dissolution or liquidation of the partnership or in conjunction with a Qualified Public Offering, (iii) Transfers by any Stockholder who is an individual pursuant to applicable laws of descent and distribution to members of such Stockholder's immediate family, or to a trust whose beneficiaries are a Stockholder during his or her lifetime, his or her spouse or one or more of his or her descendants and whose sole trustee during his or her lifetime is such Stockholder, (iv) Transfers pursuant to a pledge to a bank or other lending institution to secure indebtedness of a Stockholder, (v) transfers pursuant to a Qualified Public Offering, (vi) Transfers pursuant to the exercise of registration rights granted by the Company applicable to such shares, and (vii) Transfers pursuant to Rule 144 under the Securities Act (except Rule 144(k)), provided that, in the case of Exempt Transfers of the types referenced in clauses (i) through (iv) above, the restrictions contained in this Section 2 will continue to be applicable to Shares and the transferee of such Shares must have agreed in writing to be bound by the terms and conditions of this Agreement applicable to the Stockholder.

     3. Right of First Offer. Prior to making any Transfer other than an Exempt Transfer, a Stockholder (the "Offering Stockholder") will deliver a written notice ("Notice") to the Company and the remaining Stockholders, disclosing in reasonable detail the terms and conditions of the proposed Transfer. Upon receipt of such Notice, each of the remaining Stockholders shall have twenty
(20) days (the "Offer Period") within which to submit a proposal to the Offering Stockholder, which proposal shall provide for the purchase of all and not less than all of the



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Offered Shares. The Offering Stockholder shall then have ten (10) days from the end of the Offer Period to either accept or reject the proposal in its sole discretion. In the event the Offering Stockholder rejects each proposal, the Offering Stockholder may, within ninety (90) days after the expiration of the Offer Period, Transfer the Shares on terms that are, in the Offering Stockholder's good faith reasonable judgment, more favorable to the Offering Stockholder than the terms contained in each proposal submitted during the Offer Period. At the expiration of such ninety (90) day period, the Offering Stockholder shall not Transfer the Shares without again complying with these provisions. In the event none of the remaining Stockholders submits a proposal during the Offer Period, the Offering Stockholder shall be free to Transfer the Shares of capital stock of the Company for a period of ninety (90) days after the Offer Period. After such ninety (90) day period, the Offering Stockholder shall not Transfer the Shares without again complying with these provisions.

     4. Tag-Along Right. In the event that Stockholders owning more than sixty-seven percent (67%) of the outstanding capital stock of the Company subject to this Agreement (each a "Selling Stockholder"), desire to Transfer any Shares pursuant to a bona fide offer from a third party (the "Buyer"), then such Selling Stockholders shall notify the Stockholders who are not Selling Stockholders ("Tag-Along Stockholders"), in writing, of such offer and its terms and conditions (the "Transfer Notice"). Upon receipt of such Transfer Notice, each Tag-Along Stockholder shall have the right to sell to the Buyer, on the same terms and conditions as the Selling Stockholders, that number of Shares of the Company's capital stock subject to this Agreement equal to the product attained by multiplying (a) the number of Shares held by the Tag-Along Stockholder times (b) the quotient derived by dividing (i) the number of Shares which otherwise would have been sold by the Selling Stockholders to the Buyer by
(ii) the total number of Shares held by such Selling Stockholders and the number of Shares held by the Tag-Along Stockholders who have elected to participate in such Transfer (assuming, in the case of sales of Common Stock of the Company, full conversion of all shares of Preferred Stock of the Company held by the Selling Stockholders and each Tag-Along Stockholder exercising its rights under this Section 4). If more than one Tag-Along Stockholder elects to sell Shares pursuant to this Section 4, they may do so pro rata based on the number of Shares held by each of them or in such other proportions as they may agree. The Tag-Along Stockholders' right to sell pursuant to this Section 4 can be exercised by delivery of a written notice to the Selling Stockholders within ten
(10) business days following the delivery of the Transfer Notice. Any Tag-Along Stockholder who fails to notify the Selling Stockholders within such ten (10) business day period shall be deemed to have waived its rights under this
Section 4.

     5. Drag-Along Right. In the event any Stockholders owning more than sixty-seven percent (67%) of the capital stock of the Company subject to this Agreement (each a "Transferring Stockholder") wish to Transfer in a bona fide arms' length sale all of the capital stock held by the Transferring Stockholders to any person or persons who are not Affiliates of the Transferring Stockholders (the "Proposed Transferee"), the Transferring Stockholders shall have the right, subject to applicable law, to require all the remaining Stockholders to sell to the Proposed Transferee all of the capital stock of the Company subject to this Agreement then owned by such remaining Stockholders (including any warrants or options to acquire capital stock of the Company). The per share consideration to be paid by the Proposed Transferee to the Transferring



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Stockholders and the remaining Stockholders shall be the same (less, in the case of options or warrants, the exercise price for such options or warrants, and in the case of any convertible preferred stock shall be based on the conversion of the convertible preferred stock into Common Stock immediately prior to the closing of such Transfer). In any sale of Series A Preferred Stock, Series B Preferred Stock, or Series D Preferred Stock pursuant to the provisions of this
Section 5, such Preferred Stock will be converted into Common Stock.

     6. Subscription Right. If at any time the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of any Preferred Stock outstanding on the date of this Agreement pursuant to the Company's Certificate of Incorporation, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act of 1933, as amended,
(iii) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization or (iv) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program), then, as to each Stockholder who then holds in excess of 5% of the then outstanding shares of Common Stock (on an as converted basis), the Company shall: (i) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), (2) the price and other terms of the proposed sale of such securities, (3) the amount of such securities proposed to be issued and (4) such other information as the Stockholder may reasonably request in order to evaluate the proposed issuance; and (ii) offer to issue to each such Stockholder a portion of the Proposed Securities equal to a percentage determined by dividing
(x) the number of shares of Common Stock held by such Stockholder and issuable to such Stockholder, assuming conversion in full of any convertible securities then held by such Stockholder, by (y) the total number of Shares of Common Stock then outstanding, including for purposes of this calculation all Shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

     Each such Stockholder must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Stockholder are not fully subscribed by such Stockholder, the remaining Proposed Securities will not be reoffered to the Stockholders purchasing their full allotment. To the extent that the Company offers two or more securities in units, Stockholders must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

     Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Stockholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions not more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such ninety (90) day period must be reoffered to the Stockholders pursuant to these terms.



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     7. Representations and Warranties.

        (a) Each Stockholder represents and warrants the following with respect to himself, herself or itself, as the case may be:

            (i) Authorization. All corporate action on the part of each Stockholder which is not an individual necessary for the authorization, execution, delivery and performance by such Stockholder of this Agreement has been taken. This Agreement is a legal, valid and binding obligation of each Stockholder, enforceable against such Stockholder in accordance with its terms.

            (ii) No Violation. The execution and delivery of this Agreement will not (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of a Stockholder which is not an individual, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which a Stockholder is a party or by which it or any of its assets may be bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Stockholder or any of its, his or her assets.

     8. Term. This Agreement will terminate upon the earlier of: (a) the closing of a Qualified Public Offering, or (b) the written agreement of the holders of more than seventy-five percent (75%) of the outstanding shares of the Company's capital stock subject to this Agreement to terminate this Agreement.

     9. Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and Stockholders holding not less than seventy-five percent (75%) of the Shares issued and outstanding at the time. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     10. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     11. Legend on Certificates. All Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock of the Company and all Common Shares of the Company now or hereafter owned by the parties to this Agreement shall be subject to the provisions of this Agreement and the certificates representing said shares shall bear substantially the following legend:



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        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Corporation or any transfer agent acting on behalf of the Corporation except upon the receipt of an opinion of counsel, satisfactory to the Corporation, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Corporation, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws."

        "The issuer is subject to restrictions contained in the Federal Communications Act, as amended. The securities evidenced by this certificate may not be sold, transferred, assigned or hypothecated if, as a result thereof, the issuer would be in violation of that act."

        "The securities represented by this certificate are subject to the terms of that certain Stockholders' Agreement dated as of May 20, 1997 among Regent Communications, Inc. and its stockholders, as the same may be amended from time to time."

    12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

    13. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

    14. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, facsimile transmission, or delivered by overnight courier service to the addresses shown on the signature pages hereof, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, upon the transmission thereof if sent by facsimile (with telephonic confirmation), or one business day after delivery to the courier, if delivered by overnight courier service.




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     15. Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware.

     16. Final Agreement. This Agreement constitutes the complete agreement of the parties concerning the matters referred to herein.

     17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     18. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

     19. Remedies. The parties hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies available under any applicable law. The parties hereto agree and acknowledge that money may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting bond or other security) in order to enforce, or prevent any violations of, the provisions of this Agreement.

     The parties hereto have executed this Agreement on the date first set forth above.

                                            THE COMPANY:

                                            REGENT COMMUNICATIONS, INC.


                                            By:
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                                            Title:
                                                  ----------------------------
                                            Address:
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                                            Terry S. Jacobs

                                            Address:

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                                William J. Stakelin

                                Address:

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                                RIVER CITIES CAPITAL FUND LIMITED
                                PARTNERSHIP

                                 By: River Cities Management Limited
                                       Partnership, General Partner

                                 y: Mayson, Inc., General Partner

                                    By:
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                                         R. Glen Mayfield, Vice President
                                    Address:

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                                BMO FINANCIAL, INC.

                                By:
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                                Address:

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                                GENERAL ELECTRIC CAPITAL CORPORATION


                                By:
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                                Address:

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